Released on July 18, 2014, at 11:11 a.m. by PR Newswire

FOR IMMEDIATE RELEASE

Contact:        Martha Fleming, Steve Brolly
Fidelity Southern Corporation
(404) 240-1504

FIDELITY SOUTHERN CORPORATION
INCREASES THIRD QUARTER CASH DIVIDEND

Atlanta, GA (July 18, 2014) – Fidelity Southern Corporation (NASDAQ: LION) announced that the Corporation has declared a quarterly cash dividend of $.09 per share on its Common Stock, which is an increase of one cent from the previous quarter. This dividend is payable August 14, 2014, to shareholders of record on August 1, 2014.

Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking and wealth management services and credit-related insurance products through branches in Atlanta, Georgia and in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided throughout the South. For additional information about Fidelity's products and services, please visit the web site at www.FidelitySouthern.com.